UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-5500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2010, Dot Hill Systems Corp. (“Dot Hill”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Telluride Acquisition Sub, Inc., a wholly-owned subsidiary of Dot Hill (“Merger Sub”), Cloverleaf Communications Inc. (“Cloverleaf”), Cloverleaf Communications (Israel) Ltd., Cloverleaf Communications Corporation (BVI) (together with Cloverleaf and Cloverleaf Communications (Israel) Ltd., the “Cloverleaf Companies”) and E. Shalev Management 2000 (1999) Ltd., as the Stockholders’ Representative. The Merger Agreement provides that, at the effective time of the merger, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cloverleaf, with Cloverleaf continuing as the surviving entity and a wholly-owned subsidiary of Dot Hill (the “Merger”).

Under the terms of the Merger Agreement, Dot Hill will acquire all of the outstanding equity interests in Cloverleaf for consideration totaling $12.0 million at closing (the “Aggregate Merger Consideration”), comprising of (i) $2.5 million payable in cash, of which $180,000 will be payable to specified employees of the Cloverleaf Companies, (ii) approximately 5,122,361 shares of Dot Hill valued at $1.851 per share (representing the trailing average closing price of the common stock of Dot Hill over a 30-day period ending December 31, 2009), of which approximately 4,743,381 shares of unregistered common stock shall be issuable to Cloverleaf stockholders and approximately 388,979 shares of restricted common stock shall be issued to specified employees of the Cloverleaf Companies pursuant to Dot Hill’s 2009 Equity Incentive Plan, which restricted common stock will generally vest over two years. The Aggregate Merger Consideration is subject to adjustments based on the amount of outstanding liabilities of the Cloverleaf Companies as of the closing of the Merger, transaction expenses incurred by the Cloverleaf Companies related to the Merger, a net book value balance sheet adjustment based upon the unaudited consolidated balance sheet of Cloverleaf as of December 31, 2009 and the escrow provisions described below. In addition, there may be a post-closing net book value balance sheet adjustment to the Aggregate Merger Consideration, payable in cash and stock, based upon the audited consolidated balance sheet of Cloverleaf as of December 31, 2009.

At the closing of the Merger, $1.5 million of the Aggregate Merger Consideration, in a combination of cash, common stock and restricted shares of Dot Hill, will be withheld from the Aggregate Merger Consideration and contributed to an escrow fund (the “Escrow Fund”) for a period of up to 15 months as security for certain indemnification obligations of the Cloverleaf stockholders and the employees of the Cloverleaf Companies receiving shares of restricted stock pursuant to the terms of an escrow agreement to be entered into among the parties. All Cloverleaf stockholders and employees receiving Merger consideration will contribute to the Escrow Fund.

Both Dot Hill and the Cloverleaf Companies have agreed to customary representations and warranties, covenants and termination rights in the Merger Agreement, and both Dot Hill and Cloverleaf have the right to terminate the Merger Agreement after March 31, 2010, if the other party has not satisfied its conditions to closing on or before that date.

The Merger has been approved by the boards of directors of Dot Hill and the Cloverleaf Companies. No vote of Dot Hill stockholders is required in connection with the Merger. As an inducement to Dot Hill to enter into the Merger Agreement, certain key

Cloverleaf stockholders have entered into voting agreements with Dot Hill, pursuant to which each such stockholder has, among other things, agreed to vote the shares of Cloverleaf capital stock owned by such stockholder in favor of the Merger and against competing acquisition proposals, in each case subject to and on the conditions set forth in the voting agreements. The requisite approval of the Dot Hill stockholders has already been obtained.

In addition, certain key employees of Cloverleaf have entered into employment agreements, which become effective upon the closing of the Merger, concurrently with the execution and delivery of the Merger Agreement.

The summary and description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 hereto and is incorporated herein by reference. The required historical financial statements for Cloverleaf and related pro forma information will be filed with a subsequent Form 8-K that will be timely filed by Dot Hill upon completion of the Merger. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this report regarding the proposed acquisition of Cloverleaf that are not historical facts may be considered “forward-looking statements,” including statements regarding expectations for the acquisition of Cloverleaf. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Dot Hill’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in Dot Hill’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Dot Hill undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 2.02. Results of Operations and Financial Condition.

On January 5, 2010, Dot Hill reaffirmed financial guidance for the fourth quarter of 2009 in the press release attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger and Reorganization, dated as of January 4, 2010, by and among Dot Hill Systems Corp., Telluride Acquisition Sub, Inc., Cloverleaf Communications Inc., Cloverleaf Communications (Israel) Ltd., Cloverleaf Communications Corporation (BVI) and E. Shalev Management 2000 (1999) Ltd., as the Stockholders’ Representative.

99.1	Press Release issued by Dot Hill Systems Corp. on January 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary
Date: January 5, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger and Reorganization, dated as of January 4, 2010, by and among Dot Hill Systems Corp., Telluride Acquisition Sub, Inc., Cloverleaf Communications Inc., Cloverleaf Communications (Israel) Ltd., Cloverleaf Communications Corporation (BVI) and E. Shalev Management 2000 (1999) Ltd., as the Stockholders’ Representative.

99.1	Press Release issued by Dot Hill Systems Corp. on January 5, 2010.